Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of January 10, 2014, by and between Metropolitan Venture Partners II, L.P., a Delaware limited partnership (“Seller”), and the purchaser identified on the signature page hereto (“Purchaser”).

A.            Seller owns the number of shares of common stock of Direct Insite Corp., a Delaware corporation (the “Company”), set forth on the signature page hereto (the “Shares”).

B.            Seller desires to sell, assign, transfer and convey to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s right, title and interest in and to the Shares other than the Partnership Contingent Rights (as defined below; such right, title and interest in the Shares, the “Transferred Shares”), in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE TRANSFERRED SHARES

Section 1.1       Purchase and Sale of the Transferred Shares.  At the price and upon and subject to the other terms and conditions of this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts from Seller, the Transferred Shares, while the Seller retains the Partnership Contingent Rights as described in this Agreement.

Section 1.2      Purchase Price.  The purchase price for the Transferred Shares shall be as set forth on the signature page hereto (the “Purchase Price”), receipt of which by Seller is hereby acknowledged.

Section 1.3       Effectiveness.  The sale, transfer, conveyance, assignment and delivery of the Transferred Shares shall be effective concurrently with the receipt of the Purchase Price by Seller, which shall not take place until after the effectiveness of the amendment of the partnership agreement of the Seller, of even date hereof.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to Seller as follows:

Section 2.1      Organization, Good Standing, Authorization.  Purchaser (unless Purchaser is a natural person) is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction.  Purchaser has full power and authority to execute, deliver and enter into this Agreement and to purchase the Transferred Shares to be sold, transferred and assigned to such Purchaser hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby (unless Purchaser is a natural person) have been duly authorized by all necessary corporate or other action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

Section 2.2       No Conflicts.  No court or governmental injunction, order or decree affecting Purchaser and prohibiting the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby is in effect, and none of the terms of this Agreement, the execution and delivery of this Agreement by Purchaser, or the consummation of the transactions contemplated hereby will result in a violation of any provision of its charter or organizational documents of Purchaser (if an entity), or conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Purchaser is a party.

Section 2.3       Consents, Approvals, etc.  No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, remains to be obtained or is otherwise required to be obtained by Purchaser in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the sale, transfer and assignment of the Transferred Shares.

Section 2.4       Accredited Investor.  Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is purchasing the Transferred Shares to be sold, transferred and assigned to it hereunder for its own account or for the account of its customers, each of whom is an “accredited investor,” for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act.  Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Transferred Shares.

Section 2.5       Ability to Bear Risks of Investment.  Purchaser confirms that it is able to (i) bear the economic risk of its investment in the Transferred Shares, (ii) hold the Transferred Shares for an indefinite period of time and (iii) bear a complete loss of Purchaser’s investment.

Section 2.6       Investment Experience.  Either by reason of Purchaser’s business or financial experience or the business or financial experience of its professional advisors thereof, Purchaser has the capacity to protect Purchaser’s interests in connection with the transactions contemplated by this Agreement.  Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Transferred Shares.

Section 2.7     Company Information.  Purchaser understands that the Company is a publicly reporting company subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and its reports, including on form 10-K, 10-Q and 8-K, are available on the website of the Securities and Exchange Commission (the “Commission”).

Purchaser acknowledges that Mr. Paul Lisiak, an affiliate of the Seller and of the out-going and in-coming general partners of the Seller is a director of the Company and that the Seller and/or Mr. Lisiak currently may have, and later may come into possession of, information with respect to the Company that is not known to Purchaser and that may be material to a decision to purchase the Transferred Shares.  Purchaser has determined to purchase the Transferred Shares notwithstanding its lack of knowledge of such information.  Purchaser is not relying on Mr. Lisiak, the in-coming or out-going general partners or Seller for financial or other advice with respect to its decision to acquire the Transferred Shares or as to the adequacy or fairness of the Purchase Price or the retention of the Partnership Contingent Rights.

Section 2.8       No Registration.  Purchaser is aware that the Transferred Shares have not been registered under the Securities Act or any state security or “blue sky” laws and that Seller is making no representation as to the ability to transfer the Transferred Shares under applicable federal and state securities laws.  Purchaser is aware that the Transferred Shares will bear a legend to the effect that they may not be sold except pursuant to a registration or an exemption from registration under applicable federal and state securities laws.

Section 2.9       No Brokers.  No finder or broker has acted on behalf of Purchaser in connection with the purchase of the Transferred Shares by Purchaser or the consummation of this Agreement or any of the transactions contemplated hereby.

Section 2.10    Sole Representations and Warranties.  The representations and warranties set forth in this Article 2 are the only representations and warranties made by Purchaser in connection with the transactions contemplated hereby and supersede any and all previous written or oral statements by Purchaser or any of its agents.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

Seller represents and warrants to Purchaser as follows:

Section 3.1       Corporate Power, Authorization; Enforceability.  Seller is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction.  Seller has full power and authority to execute, deliver and enter into this Agreement and to sell, transfer and assign the Transferred Shares to be sold, transferred and assigned to Purchaser hereunder. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited partnership or other action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

Section 3.2       No Conflicts.  No court or governmental injunction, order or decree affecting Seller and prohibiting the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby is in effect, and none of the terms of this Agreement, the execution and delivery of this Agreement by Seller, or the consummation of the transactions contemplated hereby will result in a violation of any provision of the limited partnership agreement or organizational documents of Seller, or conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party.

Section 3.3       Consents, Approvals, etc.  No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, remains to be obtained or is otherwise required to be obtained by Seller in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the sale, transfer and assignment of the Transferred Shares.

Section 3.4       Ownership.  The Seller is the owner, beneficially and of record, of the Transferred Shares, free and clear of any liens, charges or encumbrances (“Liens”).  Upon payment of the Purchase Price, the Purchaser will acquire all right, title and interest in the Transferred Shares, free and clear of all Liens or restrictions on transfer, other than Liens or restrictions arising out of any agreements, actions or omissions of Purchaser that will attach upon Purchaser’s receipt of such Transferred Shares and other than restrictions imposed by this Agreement and applicable securities laws.

Section 3.5       No Brokers.  No finder or broker has acted on behalf of Seller in connection with the sale of the Transferred Shares by Seller or the consummation of this Agreement or any of the transactions contemplated hereby.

Section 3.6       Sole Representations and Warranties.   The representations and warranties set forth in this Article 3 and in any certificates and other documents delivered or to be delivered by Seller pursuant hereto are the only representations and warranties made or to be made by Seller in connection with the transactions contemplated hereby and supersede any and all previous written or oral statements by Seller or any of its agents.

ARTICLE 4
COVENANTS

Section 4.1       Further Assurances.  Each of Purchaser and Seller shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Agreement.

Section 4.2      Certain Fees.  Each party shall be responsible for any fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

Section 4.3        Partnership Contingent Right.

(a)            Seller shall retain a Partnership Contingent Right in respect of the Shares which shall not be sold, transferred or assigned to Purchaser.

(b)            Purchaser shall pay over to Seller cash in the amount equal to the Contingent Return as promptly as practicable following the closing of the Qualifying Stock Disposition giving rise thereto, but in any event not later than five (5) business days after the receipt of Cash Proceeds from the Qualifying Stock Disposition or fifteen (15) business days after receipt of Liquid Securities from the Qualifying Stock Disposition.  To the extent necessary to facilitate the foregoing, Purchaser shall be obligated to sell Liquid Securities received in such Qualifying Stock Disposition.

(c)            Purchaser shall inform Seller of any sale, assignment, transfer or other disposition of any Transferred Shares by Purchaser to another person (a “Transferee”).  Purchaser shall not sell, assign, transfer or otherwise dispose of any Transferred Shares unless the Transferee of such Transferred Shares agrees in a written agreement for the benefit of Seller that it shall be bound by the provisions of this Section 4.3; provided, however, that the amount of cash which any such Transferee of the Transferred Shares shall be obligated to pay over to Seller pursuant to Section 4.3(b) shall be reduced (but not below zero) by any amounts of cash previously paid over by Purchaser or a previous Transferee pursuant to Seller’s Partnership Contingent Right in respect of such Transferred Shares.

(d)            The following terms have the meanings assigned in this section.

“Cash Proceeds” of any Qualifying Stock Disposition means the cash actually received by the Purchaser in respect of such disposition.

“Cash Equivalent Proceeds” of any Qualifying Stock Disposition means the cash value of any Liquid Security received in such disposition, which shall be equal to the closing price of such Liquid Security on the principal Securities Exchange on which such Liquid Security is listed or traded on the last trading day prior to the closing of such Qualifying Stock Disposition.

“Contingent Return” means a portion of the Net Proceeds of any Qualifying Stock Disposition in the amount equal to fifty percent (50%) of the following: (I) the Net Proceeds of such Qualifying Stock Disposition in excess of (II) the Reference Price.

“DIRI Stock” means the Transferred Shares and any security issued in substitution or exchange therefor in any recapitalization, reorganization or similar transaction.

“Liquid Security” means a security that is listed or quoted on a Securities Exchange and which had total trading volume of at least $10 million (or the foreign currency equivalent thereof) for the thirty (30) calendar days preceding the date of the closing of the relevant Qualifying Stock Disposition.

“Net Proceeds” of any Qualifying Stock Disposition means the Cash Proceeds and/or Cash Equivalent Proceeds received by Purchaser as a result of such disposition net, without duplication, of the expenses incurred by Purchaser in connection with such disposition.

“Qualifying Stock Disposition” means any disposition by Purchaser of shares of DIRI Stock, whether by means of a sale, transfer, exchange or other disposition of such stock by Purchaser, or any merger, share exchange or other business combination of the Company as a result of which Purchaser receives consideration in respect of the DIRI Stock that it owns, excluding, for the avoidance of doubt, any recapitalization, reorganization or similar transaction involving the Company in which its stockholders continue to own a majority in interest of the surviving entity; provided that a disposition shall only be a Qualifying Stock Disposition if either (i) it closes no later than the date that is 180 days following the date of this Agreement (the “six month anniversary”) or (ii) it closes after the six month anniversary pursuant to a binding agreement entered into by Purchaser or the Company no later than the six month anniversary.

“Partnership Contingent Right” means the right of Seller to receive the Contingent Return.

“Reference Price” means, with respect to any Qualifying Stock Disposition, the number of shares of DIRI Stock sold, transferred, exchanged or otherwise disposed of by Purchaser in such disposition multiplied by $1.50 per share (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction occurring with respect to the DIRI stock from and after the date hereof).

“Securities Exchange” means a U.S. national securities exchange or automated inter-dealer quotation system, the OTC Bulletin Board or a recognized offshore securities exchange.
ARTICLE 5
MISCELLANEOUS

Section 5.1       Notices.  Any notice or other communication given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by facsimile or e-mail transmission or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid at the applicable address set forth below or such other address as such party may designate in accordance with the procedures of this Section 5.1.

If to Seller:
Metropolitan Venture Partners II, L.P.
c/o Metropolitan Equity Partners
70 East 55th Street, 15th Floor
New York, NY 10022

Attention:    John DiFiore, Chief Financial Officer
Phone:             (212) 561-1250 x4
Facsimile:     (917) 591-4289
E-mail:              jdifiore@metropolitanequity.com

If to Purchaser, to the address set forth on the signature page hereto.

Any notice that is delivered personally or by facsimile or e-mail transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party.  Any notice that is addressed and mailed or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

Section 5.2       Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

Section 5.3        Assignment.  Subject to Section 4.3(c), no party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties.

Section 5.4       Survival of Representations and Warranties. All representations and warranties of the parties to this Agreement shall survive the sale, transfer, conveyance, assignment and delivery of the Transferred Shares.

Section 5.5      Entire Agreement.  This Agreement, and the Exhibits hereto (when executed, as applicable) set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of Seller and the Purchaser, and a party may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if such party has obtained the written consent or waiver of the other party.

Section 5.6        Governing Law; Consent to Jurisdiction; etc.

(a)            Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to that State’s conflict of laws principles.  In the event that a judicial proceeding is necessary, the parties agree that the sole forum for resolving disputes arising out of or relating to this Agreement are the federal or state courts sitting in Delaware and applying Delaware law, and all related appellate courts (collectively, the “Courts”), and Purchaser and Seller each irrevocably and unconditionally consent to the jurisdiction of the Courts.

(b)            Each of the parties irrevocably and unconditionally consents to venue in the Courts, and irrevocably and unconditionally waives any objection to the laying of venue of any judicial proceeding in the Courts, and agrees not to plead or claim in any Court that any judicial proceeding brought in any Court has been brought in an inconvenient forum.

(c)            NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION HEREWITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

Section 5.7       Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 5.8       No Waiver.  A waiver by any party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach of such provision.

Section 5.9       Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.  Facsimile or scanned signatures will be as valid as original signatures.

Section 5.10    Third-Party Beneficiaries.  Nothing in this Agreement creates in any Person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto, except that, Mr. Lisiak and the in-coming and out-going General Partners of the Seller shall be third-party beneficiaries of the provisions of Sections 1.2 and 2.7.  The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective Affiliates.

Section 5.11     Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date and year first set forth above.

SELLER

METROPOLITAN VENTURE PARTNERS II, L.P.

By: The General Partner

By:	/s/ Paul Lisiak
Name: Paul Lisiak
Title: Director

PURCHASER

KRAVETZ CAPITAL FUNDING, LLC

By:	/s/ Norman Kravetz
Name: Norman Kravetz
Title:

Number of Transferred Shares	372,155 Shares
Purchase Price Per Share	$1.50 per Share
Total Purchase Price	$558,232.50
Address of Purchaser
Name: Kravetz Capital Funding, LLC
Address: ________________________________
Attention: ________________________________
Phone: ________________________________
Facsimile: ________________________________
E-mail: ________________________________

[Signature Page to Stock Purchase Agreement]